UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2006

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2006, McMoRan Exploration Co. (McMoRan) entered into a Credit Agreement by and among (1) McMoRan Oil & Gas LLC (MOXY), a wholly owned subsidiary of McMoRan, as borrower, (2) JPMorgan Chase Bank, N.A. as administrative agent, (3) Toronto-Dominion (Texas) LLC as syndication agent and (4) other financial institutions as lenders. The Credit Agreement provides for a four-year, $100 million senior secured revolving credit facility, with an initial borrowing base of $55 million. The borrowing base will be re-determined semi-annually on April 1st and October 1st of each year, beginning with October 1, 2006. The credit facility may be increased to up to $150 million with additional lender commitments.

Under the Credit Agreement a condition precedent to borrowing is the delivery to the administrative agent of recorded assignments relating to working interest rights that third parties are to convey to MOXY. We expect to receive these assignments shortly. The Credit Agreement also contains customary financial covenants and other restrictions. Repayments under the Credit Agreement can be accelerated by the lenders upon the occurrence of customary events of default. The Credit Agreement matures on April 19, 2010.

Our obligations under the Credit Agreement will be secured by (1) certain oil and gas related properties (with related oil and natural gas proved reserves) of MOXY and K-Mc Venture I LLC, a wholly owned subsidiary of MOXY and (2) the pledge by McMoRan of its ownership interests in MOXY and by MOXY of its ownership interests in each of its wholly owned subsidiaries. The Credit Agreement is further guaranteed by McMoRan and each of MOXY’s wholly owned subsidiaries.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1.

Item 2.03. Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
This item is incorporated by reference to Item 1.01 included in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)
Date: April 24, 2006

McMoRan Exploration Co.
Exhibit Index

Exhibit
Number

10.1
Credit Agreement dated as of April 19, 2006 among McMoRan Oil & Gas LLC as borrower, JP Morgan Chase Bank, N.A., as administrative agent, Toronto-Dominion (Texas) LLC, as syndication agent and the Lenders Party Hereto.